UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  February 1, 2017

GROWGENERATION CORP

(Exact Name of Registrant as Specified in its Charter)

Colorado	333-207889	46-5008129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

503 North Main Street, Suite 740

Pueblo, Colorado 81003

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:  800-935-8420

N/A

(Former Address of Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

ITEM 8.01. Other Events.

On January 30, 2017, GrowGeneration Corp. (the “Company”) entered into a commercial lease through its wholly-owned subsidiary, GrowGeneration Pueblo Corp. (“GrowGeneration Pueblo”), to rent certain premises located in Trinidad, Colorado, to be effective from March 1, 2017 to February 28, 2022. This 7,383 square feet premises will be used by the Company to open a new store to replace and consolidate its existing 3,000 square feet store in Trinidad as part of the Company’s expansion plan.

On February 1, 2017, the Company entered into a commercial lease through GrowGeneration Pueblo to rent certain premises located in Denver, Colorado, to be effective from February 1, 2017 to February 1, 2022. The premises will be used by the Company to open a new store.

Copies of the two leases are filed herewith as Exhibits 99.1 and 99.2, respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
99.1	Commercial Lease, dated January 30, 2017, by and between GrowGeneration Pueblo Corp. and D. F. Nickerson LLC
99.2	Commercial Lease, dated February 1, 2017, by and between GrowGeneration Pueblo Corp. and Manchester Commercial Holdings, LLC

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 1, 2017	GrowGeneration Corp.

	By:	/s/ Darren Lampert
		Name:	Darren Lampert
		Title:	Chief Executive Officer

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